Exhibit 3.7

ARTICLES OF INCORPORATION-FOR PROFIT
OF

GMAC Commercial Equity Investments, Inc.
Name of Corporation
A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

☒	Business-stock (15 Pa.C.S. § 1306)	☐	Management (15 Pa.C.S. § 2702)

☐	Business-nonstock (15 Pa.C.S. § 2102)	☐	Professional (15 Pa.C.S. § 2903)

☐	Business-statutory close (15 Pa.C.S. § 2303)	☐	Insurance (15 Pa.C.S. § 3101)

☐ Cooperative (15 Pa.C.S. § 7102)

DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.                          The name of the corporation is: GMAC Commercial Equity Investments, Inc.

2.                          The (a) address of this corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)
	Number and Street	City	States	Zip	County

(b(b)	c/o:	CT Corporation System, 1635 Market Street, Philadelphia, PA 1910, Philadelphia
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.                          The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.                          The aggregate number of shares authorized is: 1,000 shares of Common Stock with no par value (other provisions, if any, attach 8 1/2 x 11 sheet)

5.                          The name and address, including number and street, if any, of each incorporator is:

Name	Address
Christina M. Carry	3800 Centre Square West, Philadelphia, PA 19102

6.	The specified effective date, if any, is:	Upon filing
		month	day	year	hour, if any

Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8.                          Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a Illegible).

9.                          Cooperative corporation only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 23rd day of April, Illegible.

/s/ Christina M. Carry
(Signature)	Christina M. Carry (Signature)

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
DSCB: 15-1915(Rev 90)

In compliance with the requirements of 15 Pa. C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.                          The name of the corporation is: GMAC Commercial Equity Investments, Inc.

2.                          The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
	Number and Street	City	State	Zip	County

(b)	c/o:	CT Corporation System		Philadelphia County
	Name of Commercial Registered Office Provider			County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.                          The statute by or under which it was incorporated is: Business Corporation Law of 1988

4.                          The date of its incorporation is: April 24, 1996

5.                          (Check, and if appropriate complete, one of the following):

☒                    The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on		at
	Date		Hour

6.                          (Check one of the following):

☐                      The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. § 1914(a) and (b).

☒                    The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c).

7.                          (Check, and if appropriate complete, one of the following):

☒                    The amendment adopted by the corporation, set forth in full, is as follows:

1.                         The name of the corporation is: Commercial Equity Investments, Inc.

☐                      The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

8.                          ☐                       The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 24 day of June, 1997.

GMAC Commercial Equity Investments, Inc.
(Name of Corporation)

BY:	/s/ Illegible
(Signature)

TITLE:	Vice President